NOV Inc. Third Quarter 2026 Earnings Presentation October 28, 2026 Exhibit 99.2

Third Quarter 2026 Earnings Presentation - 10/28/2026 © 2026 NOV Inc. All rights reserved. This document contains, or has incorporated by reference, statements that are not historical facts, including estimates, projections, and statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often contain words such as “may,” “can,” “likely,” “believe,” “plan,” “predict,” “potential,” “will,” “intend,” “think,” “should,” “expect,” “anticipate,” “estimate,” “forecast,” expectation,” “goal,” “outlook,” “projected,” “projections,” “target,” and other similar words, although some such statements are expressed differently. Other oral or written statements we release to the public may also contain forward looking statements. Forward-looking statements involve risks and uncertainties and reflect our best judgment based on current information. You should be aware that our actual results could differ materially from results anticipated in such forward-looking statements due to a number of factors, including but not limited to changes in oil and gas prices, customer demand for our products, challenges related to NOV’s operations in the Middle East, potential catastrophic events related to our operations, protection of intellectual property rights, compliance with laws, and worldwide economic activity, including matters related to sanctions and changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs, the outcome of a challenge to or reversal of tariff refunds, and their related impacts on the economy. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. Except as required by law, we undertake no obligation to update any such factors or forward-looking statements to reflect future events or developments. You should also consider carefully the statements under “Risk Factors,” as disclosed in our most recent Annual Report on Form 10-K, as updated in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K, which address additional factors that could cause our actual results to differ from those set forth in such forward-looking statements, as well as additional disclosures we make in our press releases and other securities filings. We also suggest that you listen to our quarterly earnings release conference calls with financial analysts. This presentation contains certain forward-looking non-GAAP financial measures, including Adjusted EBITDA. The Company has not provided a reconciliation of projected Adjusted EBITDA. Management cannot predict with a reasonable degree of accuracy certain of the necessary components of net income, such as other income (expense), which includes fluctuations in foreign currencies. As such, a reconciliation of projected Adjusted EBITDA to projected net income is not available without unreasonable effort. The actual amount of other income (expense), provision (benefit) for income taxes, equity income (loss) in unconsolidated affiliates, depreciation and amortization, and other amounts excluded from Adjusted EBITDA could have a significant impact on net income. Safe Harbor / Forward Looking Statements / Non-GAAP Financial Measures

Third Quarter 2026 Earnings Presentation - 10/28/2026 © 2026 NOV Inc. All rights reserved.    NOV delivers technology-driven solutions to empower the global energy industry. For more than 160 years, NOV has pioneered innovations that enable its customers to safely produce abundant energy while minimizing environmental impact. The energy industry depends on NOV’s deep expertise and technology to continually improve oilfield operations and assist in efforts to advance the energy transition towards a more sustainable future. NOV powers the industry that powers the world.

1 Adjusted EBITDA is a non-GAAP financial measure. See Appendix for a reconciliation to net income. 2 Capital returned YTD excludes the $32 million supplemental dividend paid in the second quarter. NOV has returned over $1 billion through share buybacks, regular dividends, and supplemental dividends since implementing its return of capital program. $2.23B Revenue +4% sequentially and +2% year-over-year Adjusted EBITDA1 ~35% sequential incremental margins, excluding tariff refund benefits Capital Returned YTD2 with more than $1B returned since implementing capital return program $281MM $242MM Third Quarter 2026 Highlights Third Quarter 2026 Earnings Presentation - 10/28/2026 © 2026 NOV Inc. All rights reserved.

Strong YOY Performance Subsea Flexible Pipe 7-straight quarters of higher YOY revenue, Adjusted EBITDA, and Adjusted EBITDA margins Third Quarter 2026 Highlights Third Quarter 2026 Earnings Presentation - 10/28/2026 © 2026 NOV Inc. All rights reserved. Regional Growth International 20%+ YOY growth in Argentina 20%+ QOQ and YOY growth in the Middle East Record Revenue Production Midstream supporting international pipeline capacity buildout and production optimization projects Record Revenue Digital Services reflecting market share gains and growing adoption of our digital completions solutions

Significant Achievements

Secured data aggregation and remote monitoring services for a supermajor's global offshore drilling fleet

Powered by the Max™ Platform, the services enable operational visibility from the wellsite to the customer's remote operating center, reducing workflow complexity and improving decision-making.



Received multiple orders for mooring systems supporting floating oil and gas production

The orders include an APL™ Submerged Swivel and Yoke (SSY) system for a U.S. FLNG export project, providing shallow-water mooring and continuous subsea gas transfer, as well as spread mooring systems for an offshore gas floating control unit and an FPSO.



Awarded an upgrade package to increase lifting capacity and advance automation capabilities on a high-spec drillship

The project includes increasing the drillship's hookload capacity to over 1,400 tons, upgrading to a TDX-1500 top drive, and adding NOVOS™ process automation platform upgrades and Multi-Machine Control functionality.


Drilling
STENA EVOLUTION

© 2026 NOV Inc. All rights reserved.

Third Quarter 2026 Earnings Presentation - 10/28/2026 6

Increasing Spend and More Favorable Mix of Anticipated FPSO Awards

2026 – 2030 Anticipated Project Investment compared to the prior period

North America

2021-2025		2026-2030
~$49B FIDs	→	**~$52B FIDs**
0 FPSOs		3 FPSOs
0 Harsh		*1 Harsh*

Europe

2021-2025		2026-2030
~$65B FIDs	→	**~$89B FIDs**
1 FPSOs		2 FPSOs
0 Harsh		*2 Harsh*

Africa

2021-2025		2026-2030
~$49B FIDs	→	**~$80B FIDs**
9 FPSOs		10 FPSOs

Asia

2021-2025		2026-2030
~$86B FIDs	→	**~$117B FIDs**
9 FPSOs		9 FPSOs
1 Harsh		*0 Harsh*

High gas content region

South America

2021-2025		2026-2030
~$142B FIDs	→	**~$129B FIDs**
21 FPSOs		15 FPSOs

Oceania

2021-2025		2026-2030
~$18B FIDs	→	**~$42B FIDs**
1 FPSOs		5 FPSOs
1 Harsh		*2 Harsh*

High gas content region

FIDs represent offshore greenfield capex which includes subsea tiebacks, FPSO or fixed production platforms.
FPSOs represent newbuilds, redeployments, and conversions.
Harsh environment FPSOs represent newbuild vessels that provide opportunities for NOV's submerged turret mooring system due to harsh metocean conditions, including waves and currents, hurricane or cyclone activity, and icebergs.

Source: Rystad, NOV Analysis. Industry data are based on third-party sources and NOV analysis. NOV has not independently verified third-party data. Projections of future FIDs, FPSO awards, project investment, and NOV opportunity and bookings reflect estimates and assumptions that are inherently uncertain. They constitute forward-looking statements. See "Safe Harbor / Forward Looking Statements."

© 2026 NOV Inc. All rights reserved.

Third Quarter 2026 Earnings Presentation - 10/28/2026 7

Next-Generation FPSOs Are More Technically Demanding

Typical Timing of Awards

12mos to 30mos	Sanctioning project to FPSO FID Award[1]
6mos to 18 mos	FPSO FID Award to NOV Award[1]
3yrs to 4yrs	FPSO FID Award to startup[1]

Award Sizes

$100MM to $700MM	Opportunity for NOV per FPSO[1] with harsh environment vessels driving the high-end of the range
~$1,000MM	Mean cost of FPSO[2]
$4,300MM	Max cost of FPSO in current pipeline[2,3]

Water Depth

420m	Median of active FPSO fleet[2]
1,400m	Median of FPSO in current pipeline[2]
~3,000m	Max of FPSO in pipeline[2]

Gas Processing Capacity

189mmcfd	Mean of active FPSO fleet[2]
336mmcfd	Mean of FPSO in pipeline[2,3]
1,200mmcfd	Max of FPSO in pipeline[2,3]

Oil Capacity

108k bpd	Mean of active FPSO fleet[2]
126k bpd	Mean of FPSO in pipeline[2,3]
290k bpd	Max of FPSO in pipeline[2,3]

[1] NOV Estimates. Figures represent NOV's estimate of potential addressable content per FPSO, not expected revenue or bookings. Actual awards depend on project scope, competition and customer decisions.
[2] GlobalData Plc
[3] Pipeline includes anticipated FPSOs that will be delivered from 2026 to 2030

Industry data are based on third-party sources and NOV analysis. NOV has not independently verified third-party data. Projections of future FIDs, FPSO awards, project investment, and NOV opportunity and bookings reflect estimates and assumptions that are inherently uncertain. They constitute forward-looking statements. See "Safe Harbor / Forward Looking Statements."

© 2026 NOV Inc. All rights reserved.

Third Quarter 2026 Earnings Presentation - 10/28/2026 8

Loading/offloading systems Process solutions Chokes and boarding valves Aftermarket support and service Lifting and handling systems Composite pipe, structures, tanks Turret, swivel and moorings, chain stoppers and tensioners Flexible pipe systems and subsea structures NOV’s Leading Offshore Production Technologies Opportunity of $100MM - $700MM per FPSO depending on kit and operating environment Remote condition monitoring and predictive maintenance Third Quarter 2026 Earnings Presentation - 10/28/2026 © 2026 NOV Inc. All rights reserved.

FPSO Awards (Count) Offshore Bookings $MM On Average, NOV’s Bookings Lagged FPSO Award by Several Quarters 10 Third Quarter 2026 Earnings Presentation - 10/28/2026 © 2026 NOV Inc. All rights reserved. 2026E – 2028E amounts are illustrative estimates based on industry forecasts and historical data. They do not constitute guidance. NOV undertakes no obligation to update these estimates. Source: Rystad, NOV Analysis. Industry data are based on third-party sources and NOV analysis. NOV has not independently verified third-party data. Projections of future FIDs, FPSO awards, project investment, and NOV opportunity and bookings reflect estimates and assumptions that are inherently uncertain. They constitute forward-looking statements. See “Safe Harbor / Forward Looking Statements.”

Third Quarter 2026 Consolidated Results1  Third Quarter 2026 Earnings Presentation - 10/28/2026 © 2026 NOV Inc. All rights reserved. $1.06B $1.22B Energy Equipment Energy Products & Services 15.3% 14.5% 39% North America 61% International 52% Land 48% Offshore $2.23B NOV 12.6% 1 Results are as reported in NOV's earnings release for the quarter ended September 30, 2026, furnished as Exhibit 99.1 to the Company's Current Report on Form 8-K. 2 Adjusted EBITDA is a non-GAAP financial measure. See Appendix for a reconciliation to net income. 3 Third quarter 2026 Adjusted EBITDA includes a benefit of approximately $5 million related to tariff refund benefits. Adjusted EBITDA2%

Energy Equipment

Designs, delivers, manufactures, and supports advanced drilling, completion, and production solutions

The completion of certain offshore production related projects were not fully offset by increased demand for the segment's other equipment and services, resulting in a modest revenue decline year-over-year. Adjusted EBITDA margins expanded, driven by a favorable project mix and improved margins in backlog.

3Q26 Revenue Streams

63%
Capital Equipment

37%
Aftermarket



in millions	**3Q26**	**Sequential Variance**	**Year-Over-Year Variance**
Revenue	$1,220	0%	(2)%
Adjusted EBITDA[1]	$187	$(13)	+$7
ex. tariff refund benefit[2]	*$185*	*$(1)*	*+$5*
Adjusted EBITDA[1] %	15.3%	(110)bps	+90bps
ex. tariff refund benefit[2]	*15.2%*	*(10)bps*	*+80bps*
Ending Backlog	$3,978	$(102)	$(577)
Orders, net	$577	+22%	(39)%
Book-to-Bill	91%		

[1] Adjusted EBITDA is a non-GAAP financial measure. See Appendix for a reconciliation to net income.
[2] Second quarter 2026 Adjusted EBITDA included a benefit of approximately $14 million related to tariff refunds. Third quarter 2026 Adjusted EBITDA included a benefit of approximately $2 million related to tariff refunds.

© 2026 NOV Inc. All rights reserved.

Third Quarter 2026 Earnings Presentation - 10/28/2026 12

Energy Products and Services

Provides critical technologies consumed in drilling, intervention, completion, and production activities

Revenue growth was led by increasing manufacturing throughput against the segment's growing backlog of drill pipe and composite equipment. Continued improvement in cost structure and operational efficiencies resulted in higher margins.

3Q26 Revenue Streams

50%
Services and Rentals

32%
Capital Equipment

18%
Product Sales



in millions

	3Q26	Sequential Variance	Year-Over-Year Variance
Revenue	$1,057	9%	9%
Adjusted EBITDA[1]	$153	+$9	+$18
ex. tariff refund benefit[2]	*$150*	*+$32*	*+$15*
Adjusted EBITDA[1] **%**	14.5%	(30)bps	+60bps
ex. tariff refund benefit[2]	*14.2%*	*+210bps*	*+30bps*

[1] Adjusted EBITDA is a non-GAAP financial measure. See Appendix for a reconciliation to net income.
[2] Second quarter 2026 Adjusted EBITDA included a benefit of approximately $26 million related to tariff refunds. Third quarter 2026 Adjusted EBITDA included a benefit of approximately $3 million related to tariff refunds.

© 2026 NOV Inc. All rights reserved.

Third Quarter 2026 Earnings Presentation - 10/28/2026 13

Disciplined Capital Allocation Supports Shareholder Value Investing in strategic growth, preserving financial flexibility, and returning excess capital to shareholders NOV expects to return at least 50% of Excess Free Cash Flow1 1 NOV expects to return at least 50 percent of Excess Free Cash Flow (defined as cash flow from operations less capital expenditures and other investments, including acquisitions and divestitures) through a combination of quarterly base dividends, opportunistic stock buybacks, and a supplemental dividend to true-up returns to shareholders on an annual basis. Excess Free Cash Flow is a non-GAAP financial measure. See appendix for a reconciliation to the nearest GAAP measure. $340MM - $360MM expected in 2026 Opportunistic share repurchases Includes a $0.09 base dividend and a $0.09 supplemental dividend paid in 2Q26 Balance Sheet Capex Share Buybacks Dividends Investment grade rating critical to business model $234MM Capital Expenditures in YTD 3Q26 $145MM Repurchased 7.5MM shares of common stock YTD 3Q26 <1x Net debt leverage ratio <2x Gross debt leverage ratio as of 3Q26 $129MM Dividends to shareholders YTD 3Q26 Return of Capital Third Quarter 2026 Earnings Presentation - 10/28/2026 © 2026 NOV Inc. All rights reserved.

Outlook: Fourth Quarter 2026 Outlook Third Quarter 2026 Earnings Presentation - 10/28/2026 © 2026 NOV Inc. All rights reserved. Year-Over-Year (Q4’26 vs Q4’25) NOV Revenue Roughly flat Adj. EBITDA $260 million to $300 million EE Revenue Decrease 4% to 6% Adj. EBITDA $175 million to $205 million EPS Revenue Increase 6% to 8% Adj. EBITDA $140 million to $160 million Guidance is based on current outlook and plans and is subject to a number of known and unknown uncertainties and risks and constitutes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 as further described under "Safe Harbor / Forward Looking Statements / Non-GAAP Financial Measures". Actual results may differ materially from the guidance set forth above. This guidance is subject to, and may be affected by, the current uncertainty and conflict in the Middle East, and assumes that the operating environment in the region remains consistent with the conditions experienced during the third quarter, other than the expected moderation in activity described in NOV’s earnings release. A worsening of such conditions may cause actual results to differ materially from this guidance.

Appendix Third Quarter 2026 Earnings Presentation - 10/28/2026 © 2026 NOV Inc. All rights reserved.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

In millions

	Three Months Ended			Nine Months Ended	
	September 30,		June 30,	September 30,	
	2026	2025	2026	2026	2025
Revenue:					
Energy Equipment	$ 1,220	$ 1,247	$ 1,218	$ 3,628	$ 3,600
Energy Products and Services	1,057	971	974	2,928	2,988
Eliminations	(51)	(42)	(58)	(144)	(121)
Total revenue	$ 2,226	$ 2,176	$ 2,134	$ 6,412	$ 6,467
Adjusted EBITDA:					
Energy Equipment	$ 187	$ 180	$ 200	$ 518	$ 503
Energy Products and Services	153	135	144	393	426
Eliminations and corporate costs	(59)	(57)	(61)	(170)	(167)
Total Adjusted EBITDA	$ 281	$ 258	$ 283	$ 741	$ 762
Adjusted EBITDA %:					
Energy Equipment	15.3%	14.4%	16.4%	14.3%	14.0%
Energy Products and Services	14.5%	13.9%	14.8%	13.4%	14.3%
Eliminations and corporate costs	—	—	—	—	—
Total Adjusted EBITDA %	12.6%	11.9%	13.3%	11.6%	11.8%
Reconciliation of Adjusted operating profit and Adjusted EBITDA:					
GAAP net income attributable to Company	$ 90	$ 42	$ 112	$ 221	$ 223
Noncontrolling interests	5	2	4	10	9
Provision for income taxes	28	29	41	84	77
Interest and financial costs	21	22	21	64	66
Interest income	(9)	(11)	(8)	(28)	(32)
Equity loss in unconsolidated affiliates	7	11	5	15	10
Other expense, net	—	12	18	16	49
(Gain) loss on fixed assets	18	(3)	(20)	(1)	(2)
Pre-tax Other Items, net	28	65	17	82	97
Adjusted operating profit	188	169	190	463	497
Depreciation and amortization	93	89	93	278	265
Total Adjusted EBITDA	$ 281	$ 258	$ 283	$ 741	$ 762

© 2026 NOV Inc. All rights reserved.

Third Quarter 2026 Earnings Presentation - 10/28/2026 17

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow and Excess Free Cash Flow (Unaudited) Third Quarter 2026 Earnings Presentation - 10/28/2026 © 2026 NOV Inc. All rights reserved. In millions     Three Months Ended     Nine Months Ended       September 30,     September 30,       2026     2026     2025                       Total cash flows provided by operating activities   $ 41     $ 32     $ 678   Capital expenditures     (88)     (234)     (274) Free Cash Flow   $ (47)   $ (202)   $ 404   Business acquisitions, net of cash acquired     (8)     (21)     —   Excess Free Cash Flow   $ (55)   $ (223)   $ 404

Third Quarter 2026 Earnings Presentation - 10/28/2026 © 2026 NOV Inc. All rights reserved.